Exhibit 99.1

APAC Customer Services Acquired by One Equity Partners

•	APAC shareholders receive $8.55 per share

•	Total purchase price of approximately $470 million

BANNOCKBURN and CHICAGO, IL, October 14, 2011 – APAC Customer Services, Inc. (“APAC”) (Nasdaq: APAC), a leader in global outsourced services and solutions, announced today it was acquired by One Equity Partners (“One Equity” or “OEP”) the private investment arm of JPMorgan Chase & Co.

One Equity Partners paid APAC stockholders $8.55 per share in cash, which represents a premium of approximately 57% over APAC’s closing share price on July 6, 2011, the last trading day prior to the announcement of the transaction.

One Equity Partners is the majority owner of NCO Group, Inc., a leading global provider of business process outsourcing services. As previously disclosed, OEP intends to continue to seek to combine APAC with NCO Group to build market leadership in business process outsourcing and customer care solutions.

Tom Kichler, Managing Director at One Equity Partners, commented, “We look forward to helping APAC build on its record of delivering great customer experiences.”

Kevin Keleghan, APAC’s President and CEO, commented, “OEP’s acquisition of APAC has been well received and supported by our customers and our people. We are proud of the great company and shareholder value that we have built, and we appreciate the support of our Board and shareholders.”

About APAC Customer Services, Inc.

APAC Customer Services, Inc. (NASDAQ: APAC) is a leading provider of quality customer care services and solutions to market leaders in healthcare, business services, communications, media & publishing, travel & entertainment, financial services and technology industries. APAC partners with its clients to deliver custom solutions that enhance bottom-line performance. For more information, call 1-800-OUTSOURCE. APAC’s comprehensive web site is http://www.apaccustomerservices.com.

About One Equity Partners

One Equity Partners is the private investment arm of JPMorgan Chase & Co. and manages over $10.5 billion in commitments and investments solely for the bank. OEP enters into long-term partnerships with companies to create sustainable value through long-term growth driven both organically and inorganically. Founded in 2001, OEP has 39 investment professionals in New York, Chicago, Silicon Valley, Frankfurt, Hong Kong and elsewhere around the globe. Visit www.oneequity.com for more information.

About NCO Group, Inc.

NCO Group, Inc. is a leading global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 100 offices throughout North America, Asia, Europe and Australia. Visit www.ncogroup.com/ for more information.

Forward-Looking Statements

Statements in this press release regarding the transaction between APAC and OEP, future financial and operating results, benefits of the transaction, the potential combination of APAC with NCO, the consequences of such potential combination and any other statements by management of APAC, OEP and NCO concerning future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the Company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of management. APAC and OEP intend their forward-looking statements to speak only as of the date on which they were made. APAC and OEP expressly undertake no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The terms of a potential combination of APAC and NCO have not been finalized and there can be no assurance that any such combination will be completed or the terms or timing of any such combination. Certain reasons that may cause actual APAC results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011 and its subsequent filing on Form 10-Q for the fiscal quarter ended July 3, 2011. APAC filings are available under the investor relations section of its website at http://www.apaccustomerservices.com and on a website maintained by the SEC at http://www.sec.gov.

Company Contact:	Investor Relations Contact:
Andrew B. Szafran	Harriet Fried / Jody Burfening
Senior Vice President and Chief Financial Officer	Lippert/Heilshorn & Associates
APAC Customer Services, Inc.	212-838-3777
847-374-1949	HFried@lhai.com

2